SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
May 17, 2018
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Shareholders voted upon the proposals set forth below at the Company’s 2018 Annual Shareholders Meeting held on May 17, 2018. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

(1)     Proposal to reelect Donna L. Abelli, Kevin J. Jones, Mary L. Lentz, John J. Morrissey, and Frederick Taw to serve as Class I Directors. All nominees were reelected. The results of voting were as follows:

	For	Against	Abstain	Broker Non-Votes
Donna L. Abelli	21,868,273	276,229	28,046	3,038,946
Kevin J. Jones	21,717,565	426,630	28,352	3,038,946
Mary L. Lentz	22,067,060	77,442	28,046	3,038,946
John J. Morrissey	21,224,786	919,351	28,410	3,038,946
Frederick Taw	22,057,521	87,842	27,184	3,038,946

(2)    Proposal to approve the Company's 2018 Non-Employee Director Stock Plan. The proposal was approved. The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
21,568,656	585,235	18,657	3,038,946

(3)     Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018. The proposal was approved. The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
24,645,750	544,878	20,866	—

(4)    Proposal to approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved. The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
21,401,505	715,883	55,160	3,038,946

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Independent Bank Corp. 2018 Non-Employee Director Stock Plan, incorporated by reference to Exhibit 4.1 to Form S-8 filed on May 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	May 22, 2018	By:	/s/Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL

Exhibit Index

Exhibit No.	Description
4.1	Independent Bank Corp. 2018 Non-Employee Director Stock Plan, incorporated by reference to Exhibit 4.1 to Form S-8 filed on May 18, 2018.